Exhibit 99.01

Versant Contact:

Jerry Wong

Chief Financial Officer

Versant Corporation

1-800-VERSANT

650-232-2400

Versant Revises Annual Guidance

Also Announces Preliminary Second Quarter Results

Redwood City, California, May 6, 2010 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management, today revised its previous guidance for its fiscal year ending October 31, 2010 and provided preliminary estimates of the results of its second fiscal quarter.

For fiscal year 2010, the Company now expects revenues of between $15.5 million and $16.5 million (compared to the previous fiscal 2010 revenue guidance of $18.2 million) and income from operations of between $1.0 million to $1.7 million (compared to the previous fiscal 2010 guidance of $2.8 million).

The Company currently expects that, for its second fiscal quarter ended April 30, 2010, revenues will be approximately $3.5 million with income from operations at break-even.   Actual results for the second quarter will be announced in a separate, future press release.

The projected decrease in revenues for fiscal year 2010 is attributable to lower support and maintenance revenues, and to a somewhat lesser extent, lower license revenues for the remainder of the fiscal year.  The decrease in support and maintenance revenues is a result of the lack of substantive back maintenance revenue transactions projected in fiscal year 2010 (compared to fiscal 2009 when the Company recognized approximately $0.7 million in back maintenance revenues) and a current trend of customers electing less expensive support and maintenance options.  The projected decrease in license revenues is largely due to anticipated delays in closing license transactions currently in our sales pipeline.

“Several of our customers elected less expensive support programs, which we believe was done as a cost control measure in response to current economic conditions.  However, the renewals for standard support and maintenance from our customer base continue at a very high level,” said Jochen Witte, CEO of Versant Corporation.  “During the quarter, we focused some of our sales efforts towards closing a significant license transaction. Although the transaction did not close, we anticipate that discussions will continue with the other party with the possibility of finalizing the arrangement later in our fiscal year.”

The Company plans to continue its stock repurchase program under which it is authorized to repurchase up to $5.0 million worth of its outstanding common shares from time to time on the open market, in block trades or otherwise.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software, which helps companies to handle complex information in environments that have high performance and high availability requirements. Using the Versant Object Database, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Siemens, US Government, and Financial Times.  For more information, call 650-232-2400 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements in this press release regarding (i) the Company’s estimate of its revenues and income from operations for its full fiscal year ending October 31, 2010, (ii) the Company’s expectations for its revenues and income from operations for its second quarter ended April 30, 2010, (iii) the Company’s expectations regarding the closing of potential license transactions in future periods of fiscal year 2010, including a potentially significant license transaction referred to above in this press release, (iv) possible delays in other license transactions in the fiscal year ending October 31, 2010 and (v) the Company’s plans to continue its existing stock repurchase program.  These forward-looking statements are based on our assessment of trends in our business and customer base, and our experiences with existing and potential customers, as well as the general economic environment in fiscal 2010, and may prove to be incorrect.  Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future performance or other matters and involve very significant risks and uncertainties.

There are many important factors and risks that could cause our actual results to differ materially from those anticipated in the forward-looking statements. These factors, risks and uncertainties include, without limitation: the impact, severity and duration of the current downturn in the global economy, which may reduce our customers’ revenues and profits and thus dissuade them from making strategic capital purchase decisions for our products and services or delay such decisions; our inability to achieve revenue expectations or projected net income levels as a result of the foregoing factors or delays in the sales cycle for our products and services, failures to close key sales transactions, failure of customers to renew maintenance agreements or to renew them at premium pricing levels; changing market demands or perceptions of our products and technologies; the impact of actions of our competitors or new technologies; our failure to retain existing customers or to develop and retain significant new customers, including customers in new markets; the fact that our results of operations are highly dependent on sales of our Versant Object Database product; the performance of our resellers; the possibility that value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; the timing of larger customer transactions, which may tend to result in significant variations in quarterly revenues and operating results; potential reductions in the prices we charge for our products and services due to competitive conditions or the general economic downturn; changes in currency exchange rates; the Company’s ability to successfully manage its costs and operations, its ability to effectively carry out sales and marketing initiatives and to maintain its cash flows and adequate working capital; and any failure of our efforts to capitalize on our db4o database business or to ultimately make that business profitable.  The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the fiscal year ended October 31, 2009, its reports on Form 10-Q and its reports on Form 8-K.

Versant is a registered trademark or trademark of Versant Corporation in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	May 6, 2010
Time:	2:00 PM Pacific (5:00 PM Eastern)
Dial-in number US:	1-888-549-7704
International:	1-480-629-9857
Conference ID:	4297500
Internet Simulcast*:	http://viavid.net/dce.aspx?sid=00007516
*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call Versant Corporation at (650) 232-2416.

A replay of the conference call will be available until May 13, 2010.

Replay number US:	1-800-406-7325
International Replay number:	1-303-590-3030
Replay Pass Code**:	4297500
** Enter the playback pass code to access the replay